TERM LOAN AGREEMENT


        THIS TERM LOAN AGREEMENT, is made, entered into and effective as of the _____ day of April, 2000, by and among CYANOTECH CORPORATION (hereinafter referred to as the "Borrower"), and B & I LENDING, LLC, having its principal offices at 3353 Peachtree Road, North Tower, Suite 1130, Atlanta, Georgia 30326 (the "Lender").

                              W I T N E S S E T H:
                              - - - - - - - - - -


        WHEREAS, Borrower has applied to Lender for financing of the type or types more particularly described hereinbelow; and

        WHEREAS, Lender is willing to extend financing to Borrower in accordance with the terms hereof upon the execution of this Agreement by Borrower, provided that Borrower is in compliance with all of the terms and provisions of this Agreement and has fulfilled all conditions precedent to Lender's obligations herein contained;

        NOW, THEREFORE, in consideration of the sum of $100.00, the foregoing premises and for other good and valuable consideration, the sufficiency and receipt of all of which are acknowledged by Borrower, and Lender and Borrower agree as follows:

                                    ARTICLE I

                        DEFINITIONS, TERMS AND REFERENCES

        1.1. CERTAIN DEFINITIONS. In addition to such other terms as elsewhere defined herein, as used in this Agreement and in any exhibits, the following terms shall have the following meanings, unless the context requires otherwise:

TERM_AGR.DOC

        "ACCOUNTS RECEIVABLE COLLATERAL" shall mean all rights of the Borrower and of Nutrex, Inc., a Hawaii corporation, which is a wholly owned subsidiary of the Borrower ("Nutrex") to payment for goods sold or leased, or to be sold or to be leased, or for services rendered, howsoever evidenced or incurred, including, without limitation, all accounts, instruments, chattel paper and general intangibles, all tax refunds and tax refund claims, all returned or repossessed goods and all books, records, computer tapes, programs, and ledger books arising therefrom or relating thereto, and as further described in the Security Instruments, whether now owned or hereafter acquired or arising.

        "AGREEMENT"  shall  mean  this  Term  Loan  Agreement,   as  amended  or
supplemented from time to time.

        "BANKRUPTCY CODE" shall mean Title 11 of the United States Code, as amended from time to time.

        "BORROWING BASE CERTIFICATE" shall mean a Borrowing Base Certificate acceptable to the Lender in form and content and consistent with the terms of
Section 10.37.

        "BORROWER" shall mean CYANOTECH CORPORATION, a corporation organized and existing under the laws of the State of Nevada, and their respective successors and permitted assigns.

        "BUSINESS DAY" shall mean a day on which Lender is open for the conduct of banking business at its office located at 3353 Peachtree Road, North Tower, Suite 1130, Atlanta, Georgia 30326.

        "CLOSING DATE" shall mean the date of the execution of this Agreement and the date on which the Term Loan is made pursuant hereto.

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        "COLLATERAL" shall mean the Accounts  Receivable  Collateral,  Inventory
Collateral, Equipment Collateral, Fixtures Collateral, Property Collateral and Maintenance Reserve Account Collateral all defined herein, and all collateral described in the Security Instruments, and in which Lender has, or is to have, a security interest pursuant hereto, as security for payment of the Term Note.

        "COLLATERAL   LOCATIONS"  shall  mean  those  locations  set  forth  and described on Exhibit "B" attached hereto.

        "DEBT SERVICE COVERAGE" shall mean annual earnings before interest, taxes, depreciation and amortization divided by all principal and interest payments owed in one year.

        "DEFAULT CONDITION" shall mean the occurrence of any event which, after satisfaction of any requirement for the giving of notice or the lapse of time, or both, would become an Event of Default.

        "DEFAULT RATE" shall mean that interest rate per annum equal to five percent (5%) plus the stated interest rate effective under the Term Note from time to time.

        "EQUIPMENT COLLATERAL" shall mean all equipment and machinery of the Borrower, whether now owned or hereafter acquired, together with all furniture, furnishings, improvements, equipment, tools and personal property of every kind of the Borrower, together with all accessories, parts, components, attachments, repairs, replacements, modifications, renewals, additions, improvements, upgrades and accessions of, to or upon such items of equipment and/or machinery, and as further described in the Security Instruments.

        "EVENT OF DEFAULT" shall mean any of the events or conditions described in Article XII, provided that any requirement for the giving of notice or the lapse of time, or both, has been satisfied.

        "EXECUTIVE OFFICE" shall mean the offices of Borrower located at 73-4460 Queen Kaahumanu Highway, Suite 102, Kailua-Kona, Hawaii 96740 ("Borrower's Address").

        "FACILITY" shall mean all of the real property and improvements now existing or hereafter constructed on those tracts of land more particularly described in Exhibit "A", upon which Borrower operates the business and which are used as collateral for this loan wherever such may be located.

        "FINANCIAL STATEMENTS" shall mean the consolidated audited balance sheet and statement of change in financial position of Borrower and the income statements of Borrower.

        "FISCAL YEAR" shall mean the fiscal year of Borrower, which shall be the twelve (12) month period ending March 31 in each year, or such other period as the Borrower may designate and Lender may approve in writing. Fiscal quarter shall mean the corresponding fiscal quarters within such Fiscal Year.

        "FIXTURES COLLATERAL" shall mean all buildings, structures and improvements of every nature whatsoever now or hereafter situated on the Land as described in Exhibit "A" (as such term is hereinafter defined), and all fixtures, machinery, building materials, appliances, and equipment of the Borrower of every nature now or hereafter located on or upon, or intended to be used in connection with, the Land as described in Exhibit "A" or the improvements thereon, including, but not by way of limitation, those for the purposes of operating the Facility; supplying or distributing heating, cooling, electricity, gas, water, air and light; and all related machinery and equipment; all plumbing; and all like personal property and fixtures of every kind and character now or at any time hereafter located in or upon the Land as described in Exhibit "A" or the improvements thereon, or which may now or hereafter be used or obtained in connection therewith, including all extensions, additions, improvements, betterments, after-acquired property, renewals, replacements and substitutions, or proceeds from a permitted sale or any of the foregoing, and all the right, title and interest of Borrower in any such fixtures, machinery, equipment, appliances and personal property subject to or covered by any prior security agreement, conditional sales contract, chattel mortgage or similar lien or claim, together with the benefit of any deposits or payments now or hereafter made by Borrower or on behalf of Borrower, or any improvements thereon or any part thereof or are now or hereafter acquired by Borrower; and all equipment and fixtures constituting proceeds acquired with cash proceeds of any of the property described herein, and all other interest of every kind and character in all of the real, personal, and mixed properties described herein that Borrower may now own or at any time hereafter acquire, all of which are hereby declared and shall be deemed to be fixtures and accessions to the Land as described in Exhibit "A", as between the parties hereto and all persons claiming by, through or under them, as further described in the Security Instruments.

        "FUNDING" shall mean the act of Lender disbursing money to Borrower or for the benefit of Borrower under and pursuant to the terms of this Agreement and Term Note.

        "GAAP" means, as in effect from time to time, generally accepted accounting principles consistently applied.

        "GUARANTY FEE" shall mean a fee payable to the RD at the Closing in the amount of $56,000.00.

        "INDEBTEDNESS" means any (i) obligations for borrowed money, (ii) obligations whether or not assumed, secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired, and
(iii) the amount of any other obligation (including obligations under financing leases) which would be shown as a liability on a balance sheet prepared in accordance with GAAP.

        "INVENTORY COLLATERAL" shall mean all inventory of Borrower and Nutrex, whether now owned or hereafter acquired, located in the Facility, on the Land, or wherever located, including, without limitation, all goods of Borrower held for sale or lease or furnished or to be furnished under contracts of service, all goods held for display or demonstration, goods on lease or consignment, returned and repossessed goods, all raw materials, work-in-progress, finished goods and supplies used or consumed in Borrower's business, together with all returns, repossessions, substitutions, replacements, parts, additions, accessions and all documents, documents of title, dock warrants, dock receipts, warehouse receipts, bills of lading or orders, for the delivery of all, or any portion, of the foregoing, and as further described in the Security Instruments.

        "LAND" shall mean all those certain tracts, pieces and parcels of land described on Exhibit "A" attached hereto.

        "MORTGAGE" shall mean that certain leasehold Real Property Mortgage; Security Agreement; Assignment of Rents; and Financing Statement of even date herewith from Borrower in favor of or for the benefit of Lender.

        "LENDER" shall mean B & I LENDING, LLC having its principal office located at 3353 Peachtree Road, North Tower, Suite 1130, Atlanta, Georgia 30326, and its successors and assigns.

        "LIABILITIES" shall have the meaning given in accordance with generally accepted accounting principles consistently applied.

        "LIEN" shall mean any voluntary or involuntary mortgage, security deed, deed of trust, lien, pledge, assignment, security interest, title retention agreement, financing lease, levy, execution, encumbrance of any kind, including those contemplated by or permitted in this Agreement and the other Loan Documents.

        "LOAN DOCUMENTS" shall mean, collectively, this Agreement, the Term Note, any financing statements, deeds to secure debt, or mortgages covering portions of the Collateral, security agreement, guaranty agreement, and any and all other documents, instruments, certificates and agreements executed and/or delivered by Borrower in connection herewith, or any one, more, or all of the foregoing, as the context shall require.

        "LOAN OBLIGATIONS" shall mean all advances, debts, liabilities, obligations, covenants and duties owing, arising, due or payable from Borrower to Lender as it relates to this Term Loan of any kind or nature, present or future, whether or not evidenced by any note or term note, guaranty or other instrument, whether arising under this Agreement or under any of the other Loan Documents, and whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, attorneys fees and all other sums chargeable to Borrower under this Agreement or any of the other Loan Documents.

        "MAINTENANCE RESERVE ACCOUNT" shall mean that account with the Lender holding $500,000.00 from Borrower's proceeds, which shall be funded from the loan proceeds allocated for working capital, and more particularly described in that Assignment and Pledge of Maintenance Reserve Account of even date herewith, which funds may be used by Lender in its sole discretion to cover delinquent loan payments and other contingencies, and which must be replenished by Borrower upon any such withdrawal such that a minimum of $500,000.00 shall be held in the Maintenance Reserve Account at all times during the term of the Term Loan.

        "PERMITTED ENCUMBRANCES" shall mean those security interests, liens and encumbrances, if any, set forth and described on Exhibit "C" attached hereto, pertaining to the type of Collateral involved, as shown thereon.

        "PERSON" means any person, firm, corporation, partnership, trust or other entity.

        "PROPERTY" shall mean the real estate located in Kailua-Kona, Hawaii, more particularly described in Exhibit "A" attached hereto.

        "PROPERTY COLLATERAL" shall mean the Land and all of the interest of Borrower in all easements, rights-of-way, licenses, operating agreements, strips and gores of land, vaults, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers, oil and gas and other minerals, tobacco poundage allotments and all increases thereto, flowers, shrubs, fresh inventory crops, trees, timber and other emblements now or hereafter located on the Land or under or above the same or any part or parcel thereof, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditament and appurtenances, reversion and reversions, remainder and remainders, whatsoever, in any way belonging, relating or appertaining to the Land or any part thereof, or that hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Borrower, and as further described in the Security Instruments.

        "RD" shall mean the Rural Development, an agency of the United States Department of Agriculture, and any successor department, agency or instrumentality authorized to administer the Business and Industrial Guaranteed Loan Program.

        "RD Guarantee" shall mean the Loan Note Guarantee backed by the full faith and credit of the United States provided by RD of a specified percentage of the outstanding amount of the Loan pursuant to the RD Guaranty Commitment.

        "RD GUARANTY COMMITMENT" shall mean that certain Conditional Commitment for Guarantee issued by the RD on April ___, 2000, being known as Case No. 61-005-0911206026, a copy of which is attached hereto as Exhibit "M".

        "SECURITY INSTRUMENTS" shall include, but not be limited to, the following security documents executed by Borrower to Lender, each being dated of even date herewith, as security for the Term Loan: the Mortgage; Uniform
Commercial Code Financing Statements; Security Agreement; and Assignment and Pledge of Maintenance Reserve Account; and the Security Agreement executed by Nutrex.

        "SOFT COSTS" shall mean all costs, expenses and fees incurred by Lender or Borrower in preparing and documenting this Agreement and all documents and instruments related thereto, together with the Lender Origination Fee, the Guaranty Fee and all other loan related fees and costs, including but not limited to filing and recording fees, costs of appraisals, surveys, environmental studies or reports, insurance and attorneys fees.

        "TERM LOAN" shall mean the THREE MILLION FIVE HUNDRED THOUSAND & NO/100 DOLLARS ($3,500,000.00) term loan made by Lender to Borrower which is evidenced by the Term Note described immediately hereafter and as pursuant to this Agreement.

        "TERM NOTE" shall mean those two (2) certain term notes each in the amount of $1,400,000.00 and that one (1) certain term note in the amount of $700,000.00 all of even date herewith from Borrower in favor of the Lender (hereinafter collectively referred to as "Term Note"), as amended or supplemented from time to time, in the aggregate principal amount of $3,500,000.00, together with any renewals or extensions thereof, in whole or in part. The Term Note shall be substantially in the form of Exhibit "D" attached hereto. Repayment schedule as to the Term Note is attached hereto as Exhibit "L".

        "UCC" shall mean the Uniform Commercial Code - Secured Transactions, Hawaii Revised Statutes, chapter 490:9, as adopted in Hawaii, as in effect on the date hereof, and as hereinafter amended.

        1.2. USE OF DEFINED TERMS. All terms defined in this Agreement and the exhibits shall have the same defined meanings when used in any other Loan Document, unless the context shall require otherwise.

        1.3. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall have the meanings generally attributed to such terms under generally accepted accounting principles consistently applied.

        1.4. UCC TERMS. The terms "instruments", "general intangibles" and "equipment", as and when used in the Loan Documents, shall have the same meanings given such terms under the UCC.

        1.5. TERMINOLOGY. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular. Titles of articles and sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this
Agreement, and all references in this Agreement to articles, sections, subsections, paragraphs, clauses, subclauses or exhibits shall refer to the corresponding article, section, subsection, paragraph, clause, subclause of, or exhibit attached to, this Agreement, unless specific reference is made to the articles, sections or other subdivisions divisions of, or exhibit to, another document or instrument.

        1.6. EXHIBITS. All exhibits attached hereto are by reference made a part hereof.

                                   ARTICLE II

                                    THE LOAN

        2.1. THE LOAN. Borrower has agreed to borrow from Lender, and Lender has agreed to make the Loan to Borrower, subject to Borrower's compliance with and observance of the terms, conditions, covenants and provisions of this Agreement, the Term Note, and the other Loan Documents, and Borrower has made the covenants, representations, and warranties herein and therein as a material inducement to Lender to make the Loan.

        2.2. TERM AND INTEREST RATE. The Term Loan shall be evidenced by the Note described in Exhibit "D" attached hereto. The Term Note shall be amortized over a ten (10) year term. The rate of interest as set forth in the Term Note cannot be changed more often than quarterly, and must rise and fall with the selected prime rate, all as more particularly set forth in Exhibit "D". The Lender shall amortize the principal over the term of the Term Loan as set forth in Exhibit "D", and make an adjustment of payment installments only by the amount of rise or fall resulting from the interest rate change. The interest rate on the loan evidenced by the Term Note will be the Prime Rate plus one (1.00%) per annum, adjustable calendar quarterly. The Prime Rate will be the lowest New York prime, as quoted in the Wall Street Journal. Interest shall be calculated on the actual basis of a year of 360 days.

        2.3. SECURITY FOR THE LOAN. The Loan will be secured by the Security Instruments.

        2.4. REPAYMENT OF LOAN. Each payment of the Loan Obligations shall be paid directly to the Lender in lawful money of the United States of America at the Lender's main office located in 3353 Peachtree Road, North Tower, Suite 1130, Atlanta, Georgia 30326, or such other place as the Lender shall designate in writing to the Borrower. Each such payment shall be paid in immediately available funds by 2:00 p.m., Atlanta, Georgia time, on the date such payment is due, except if such
                                      -11-
date is not a Business Day such payment shall then be due on the first Business Day after such date, but interest shall continue to accrue until the date payment is received. Any payment received after 2:00 p.m., Eastern Standard time, shall be deemed to have been received on the immediately following Business Day for all purposes, including, without limitation, the accrual of interest on principal. The Borrower, at the request of Lender, shall allow Lender to automatically debit a designated account of Borrower for the purpose of making monthly loan payments.

                                  ARTICLE III

                              CONDITIONS PRECEDENT

        Unless waived in writing by Lender at or prior to the execution and delivery of this Agreement, the conditions set forth in Sections 3.1 through
3.17 shall constitute express conditions precedent to any obligation of Lender hereunder.

        3.1. COMPLIANCE. Borrower shall have performed and complied with all terms and conditions required by this Agreement to be performed or complied with by it prior to or at the date of any Funding by Lender and shall have executed and delivered to Lender the Term Note.

        3.2. BOARD RESOLUTIONS AND INCUMBENCY CERTIFICATE. Lender shall have received certificates from the President or Secretary (or Assistant Secretary) of the Borrower and of Nutrex certifying to Lender that appropriate consents and resolutions have been entered into by their respective Boards of Directors incident hereto and that the officers of the corporation whose signatures appear hereinbelow, on the other Loan Documents, and on any and all other documents, instruments and agreements executed in connection herewith, and the officers executing the same, are duly authorized by Borrower or Nutrex, as the case may be, and by the Boards of Directors of such corporations to execute and deliver this Agreement, the other Loan Documents and such other documents, instruments and agreements, and to bind such corporation accordingly thereby, all in form and substance substantially similar to those board resolutions set forth and described on Exhibit "E" attached hereto.

        3.3. CERTIFICATE OF GOOD STANDING. Lender shall have received a certificate of good standing with respect to the Borrower and Nutrex from the Secretary of State of the state of incorporation within thirty (30) days of the date hereof.

        3.4. ARTICLES OF INCORPORATION/BY-LAWS. Lender shall have received copies of the articles of incorporation and by-laws of the Borrower and Nutrex as in effect on the date hereof, certified as to truth and accuracy by the corporate secretary of the Borrower.

        3.5. LOAN DOCUMENTS AND RD GUARANTY COMMITMENT. Lender shall have received all the other Loan Documents and the RD Guaranty Commitment duly executed in form and substance acceptable to Lender.

        3.6. INSURANCE CERTIFICATE. Lender shall have received a certificate in respect of all insurance required hereunder, in form and substance acceptable to Lender.

        3.7.    FINANCING  STATEMENTS.    Lender  shall  have  received  Uniform
Commercial Code Financing Statements in respect of the Collateral, duly executed by the owner thereof and in form and substance acceptable to Lender.

        3.8.    OPINION  OF  COUNSEl.   Lender shall have received an opinion of
counsel satisfactory to it from independent legal counsel to Borrower in substantially the form of Exhibit "F" attached hereto.

        3.9. OPERATION AND MANAGEMENT OF THE FACILITY. The Facility shall be operated and managed by the Borrower. The operation and management of the Facility shall not be transferred to any other party; the transfer of such responsibility in violation of the foregoing in this sentence shall constitute an Event of Default, the same as if such event had been described and contained in

Article XII of this Agreement.

        3.10. LICENSES AND PERMITS. Borrower shall have received and shall provide evidence of same to Lender that Borrower has obtained all licenses, permits, certificates and other governmental permission to own and operate the Facility.

        3.11. APPRAISALS. Lender shall have received an appraisal by an appraiser approved by Lender for the Facility and Collateral or portions thereof as requested by Lender in an amount acceptable to the Lender.

        3.12. RECEIPT OF EVIDENCE OF TAX PAYMENTS. Lender shall have received evidence, in form and substance acceptable to Lender, in the form of an affidavit made by Borrower, that Borrower has paid all federal, state and local income taxes, that all amounts required to be withheld from employees' wage payments have been withheld and have been paid to the proper governmental agency, and that no judgment or tax lien is in existence with respect to Borrower.

        3.13. TITLE INSURANCE. Lender shall have received a commitment from a title insurance company approved by Lender and authorized to do business in the State of Hawaii to issue a title insurance policy with respect to the Property Collateral, and the total amount shall be the appraised value of the Property Collateral, with no exceptions other than those approved by Lender. Such title insurance commitment shall recite that Lender shall have a first priority lien on the Property Collateral.

        3.14. ZONING, BUILDING, SUBDIVISION CODES AND OSHA REQUIREMENTS. Lender shall have received evidence as requested by Lender with respect to the Facility that the same is not in violation of any zoning, building, subdivision, sanitary or Occupational Safety and Health Administration rules, requirements or laws.

        3.15. ENVIRONMENTAL MATTERS. With respect to the Property Collateral, Lender shall have
                                      -14-
received from the Borrower, the form FmHA 1940-20 Request for Environmental Information as executed by Borrower on February 17, 2000.

        Borrower covenants and agrees that all Property Collateral or interests in real property pledged as collateral security for the Loan are free of any substantial amounts of waste or debris, and are free from any material amounts of contamination, including:

                (a) (1) "Any Hazardous Waste," as defined by the Resource Conservation and Recovery Act of 1976 or any "Hazardous Substance" as defined in Hawaii law, both as amended from time to time, and regulations promulgated thereunder;

                        (2) "Any Hazardous Substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1989, as amended from time to time, and regulations promulgated thereunder;

                        (3) Any substance, the presence of which on the real property is prohibited by any law similar to those set forth in this section; and

                        (4) Any material which, under federal, state or local law, statute, ordinance or regulation, or court administrative order or decree, or private agreement, requires special handling in collection, storage, treatment or disposal.

                (b) Borrower has not filed any notice under any federal or state law indicating past or present treatment, storage or disposal of a hazardous waste, substance or constituent, or other substance into the environment. None of the operations of Borrower is the subject of federal or state litigation or proceedings, or of any investigation evaluating whether any remedial action involving a material expenditure is needed to respond to any improper treatment, storage, recycling, disposal or release into the environment of any hazardous or toxic substance, waste or constituent. None of the operations of Borrower is subject to any
                                      -15-
        judicial or administrative proceeding alleging the violation of any federal, state or local environmental, health or safety statute, or regulation. Borrower does not transport any hazardous wastes, substances or constituents.

                (c) All notices, permits, licenses or similar authorizations, if any, required to be obtained or filed in connection with the operation or use of any and all Property Collateral pledged as collateral security for the Loan, including, without limitation, past or present treatment, storage, disposal or release of a hazardous substance or solid waste into the environment, have been, to the knowledge of the Borrower, duly obtained or filed.

                (d) Borrower will take and continue to take prompt action to remedy all environmental pollution and contamination, hazardous waste disposal and other environmental clean-up problems, if any, whether or not such clean-up problems have resulted from the order or request of a municipal, state, federal, administrative or judicial authority, or otherwise. Borrower will not violate any applicable municipal ordinance, state or federal statute, administrative rule or regulation, or order or judgment of any court with respect to environmental pollution or contamination, hazardous waste disposal or any other environmental matter.

                (e) Borrower will indemnify and hold Lender, its officers, directors, employees, representatives, agents and affiliates harmless against, and promptly pay on demand or reimburse each of them with respect to, any and all claims, demands, causes of action, loss, damage, liabilities, costs and expenses of any and every kind or nature whatsoever asserted against or incurred by any of them by reason of or arising out of or in any way related to (i) the breach of any representation or warranty as set forth regarding Hazardous Materials Laws (as defined in paragraph (a) on page 8 of the Mortgage), or (ii) the failure of Borrower to perform any obligation herein required to be performed pursuant to Hazardous Materials Laws. The provisions of this section shall survive the final payment of the Loan and the termination of this Agreement, and shall continue thereafter in full force and effect.

                (f) Notwithstanding anything contained in this paragraph to the contrary, any covenants of Borrower concerning any environmental matter addressed herein shall not be applicable to any condition which is first created or introduced after a foreclosure, conveyance or other transfer of title of the Property Collateral pledged as collateral security for the Loan.

        3.16. CONTINUING COMPLIANCE. At the time of the Term Loan, there shall not exist any event, condition or act that constitutes an Event of Default hereunder or any condition, event or act which with notice, lapse of time or both would constitute such Event of Default. There would not exist any such event, condition, or act immediately after the disbursement, were it to be made.

        3.17. MISCELLANEOUS. Lender shall have received such other documents, certificates, instruments and agreements as shall be required hereunder or provided for herein or as Lender or Lender's counsel may reasonably require in connection herewith.

                                   ARTICLE IV

                                    FINANCING

        4.1. TERM LOAN. Lender agrees to make a term loan to Borrower in the principal amount of THREE MILLION FIVE HUNDRED THOUSAND & NO/100 DOLLARS ($3,500,000.00), which shall be repayable with interest in accordance with the terms of the Term Note.

        4.2.    USE OF PROCEEDS.   Borrower agrees that the proceeds of the Term
Loan shall be disbursed as follows:

                (a) The approximate sum of $1,697,000.00 shall be disbursed at the Closing to refinance Borrower's debt.

                (b) Approximately $1,643,000.00 shall be disbursed at the Closing to Borrower as working capital, $500,000.00 of which shall be deposited in the Maintenance Reserve Account.

                (c) Approximately $160,000.00 shall be disbursed at the Closing to pay for Soft Costs.

                                    ARTICLE V

                         SECURITY INTEREST -- COLLATERAL

        5.1. COLLATERAL. To secure the prompt payment and performance to Lender of the Loan Obligations, Borrower hereby grants to Lender a continuing security interest in and lien upon all of the following property and interests in property of Borrower, whether now owned or existing or hereafter created, acquired or arising and wheresoever located, namely the:

                (a)     Property Collateral;
                (b)     Equipment Collateral;
                (c)     Fixtures Collateral;
                (d)     Inventory Collateral;
                (e)     Accounts Receivable Collateral;
                (f)     Maintenance Reserve Account Collateral
                (g) All products and/or proceeds of any and all of the foregoing, including, without limitation, insurance proceeds, and Lender shall record UCC-1 financing statements covering such Collateral in the applicable recording offices executed by Borrower as requested by Lender.

         5.2. SECURITY INSTRUMENTS. With respect to the Property Collateral and Fixtures Collateral located within the State of Hawaii, Borrower shall deliver to Lender at the Closing, a Mortgage in the form as shown on Exhibit "G" attached hereto, duly executed, which shall be recorded by Lender in the Bureau of Conveyances of the State of Hawaii (the "Bureau"), together with corresponding UCC financing statements in respect of the Fixtures Collateral.

        With respect to the Accounts Receivable Collateral, Inventory Collateral and Equipment Collateral, Borrower shall deliver to Lender at the Closing a Security Agreement in the form as shown on Exhibit "H" attached hereto, duly executed, and Lender shall record UCC-1 financing statements covering such Collateral in the applicable recording offices. With respect to the Maintenance Reserve Collateral, Borrower shall deliver to Lender at the Closing a Assignment and Pledge of Maintenance Reserve Account in the form as shown in Exhibit "H-1" attached hereto, duly executed, and Lender shall record a UCC-1 financing statement covering such collateral in the applicable recording offices.

                                   ARTICLE VI

                   REPRESENTATIONS, WARRANTIES, AND COVENANTS
                        APPLICABLE TO PROPERTY COLLATERAL

        With respect to the Property Collateral, Borrower hereby represents, warrants and covenants to Lender as set forth in Sections 6.1 through 6.6, inclusive.

        6.1. SALE OF PROPERTY COLLATERAL. Borrower will not sell, lease, exchange, or otherwise dispose of any of the Property Collateral without the prior written consent of Lender.

         6.2. INSURANCE. Borrower agrees that it will obtain and maintain insurance on the Property Collateral with such company and in such amounts and against such risks as Lender may reasonably request, with loss payable to Lender as its interests may appear. Such insurance shall not be canceled by Borrower, unless with the prior written consent of Lender. Such insurance policy or policies shall contain the "New York Standard Mortgagee Clause", stating in effect, that the interest of Lender shall not be invalidated by (i) any act or neglect of Borrower (including arson or a related act); (ii) by foreclosure or other proceedings relating to the Property Collateral; (iii) by any change in the title or ownership of the property; or (iv) the occupation of the premises for purposes more hazardous than permitted by the policy. In addition, if the Property Collateral is located within a special flood hazard area, Borrower will obtain and maintain federal flood insurance (including mud slide and soil erosion protection) if eligible, in amounts of coverage equal to the lesser of (i) the outstanding balance of the Term Loan; (ii) the insurable value of the property; or (iii) the maximum limit of coverage available. A surveyor's affidavit evidencing an examination of an official flood map must be delivered to Lender at the Closing if required by Lender.

        In addition, and as referenced in Section 3.14, Lender shall receive a title insurance policy on the Property Collateral naming Lender as insured as soon as the same shall issue after recordation of all Security Instruments related to the transactions contemplated herein in form and substance satisfactory to Lender. Borrower shall pay all premiums and fees related to such title insurance.

        6.3. GOOD TITLE; NO EXISTING ENCUMBRANCES. Borrower owns the Property Collateral free and clear of any and all prior security interests, liens or encumbrances thereon other than any Permitted Encumbrances, and no financing statements or other evidence of the grant of a security interest respecting the Property Collateral exist on the public records as of the date hereof other than any evidencing the Permitted Encumbrances.

        6.4. RIGHT TO GRANT SECURITY INTEREST; NO FURTHER ENCUMBRANCES. Borrower has the right to grant a security interest in the Property Collateral to Lender. Borrower shall also grant the Lender at the Closing and at the beginning of each Fiscal Year until this Term Loan has been paid in full, a first lien on all fresh inventory crops. Borrower will pay all taxes and other charges against the Property Collateral. Borrower will not use the Property Collateral illegally or allow the Property Collateral to be encumbered, except for the security interest in favor of Lender granted herein and except for any Permitted Encumbrances.

        6.5. ENCROACHMENT. The Survey Map dated April 14, 2000 (the "Survey") prepared by Donald C. McIntosh, Licensed Professional Land Surveyor, describes and shows an encroachment on to a lot adjacent to the Land identified as Lot 9-R on the Survey. Borrower shall, within sixty (60) days of the Closing Date, obtain an amendment of Sublease K-4 (defined in Exhibit "A" attached hereto) that amends Sublease K-4 to include Lot 9-R in the premises covered by Sublease K-4, in form and substance reasonably acceptable to Lender.

        6.6. LOCKBOX AND MONEY MARKET ACCOUNT. Within ten (10) business days of the Closing Date, Borrower and Lender will establish in the names of Lender and Borrower (1) a bank account (the "Lockbox") in which customers of the Borrower and Nutrex shall send in their payments for funds due to the Borrower and Nutrex, and (2) a money market account, the opening balance of which (less normal expenses of the business to be paid within ten (10) business days of the Closing Date) shall consist of the portion of the loan proceeds disbursed to Borrower for working capital, and into which funds deposited into the Lockbox shall be transferred; all pursuant to agreements, terms and conditions acceptable to Lender and Borrower.

                                   ARTICLE VII

                   REPRESENTATIONS, WARRANTIES, AND COVENANTS
           APPLICABLE TO EQUIPMENT COLLATERAL AND FIXTURES COLLATERAL

        With respect to the Equipment Collateral and Fixtures Collateral, Borrower hereby represents, warrants and covenants to Lender as set forth in Sections 7.1 through 7.5, inclusive.

        7.1. SALE OF EQUIPMENT COLLATERAL AND FIXTURES COLLATERAL. Except as permitted herein and elsewhere in this Agreement, Borrower will not sell, lease, exchange, or otherwise dispose of any of the Equipment Collateral and Fixtures Collateral without the prior written consent of Lender; provided, however, that with notice to but without the necessity of consent of Lender, from time to time hereafter, in the ordinary course of business, Borrower may sell, exchange or otherwise dispose of portions of its Equipment Collateral and Fixtures Collateral which are obsolete, worn out or unsuitable for continued use, if the Equipment Collateral and Fixtures Collateral is replaced promptly with equipment constituting Equipment Collateral and Fixtures Collateral having a market value equal to or greater than the Equipment Collateral and Fixtures Collateral so disposed of and in which Lender shall obtain and have a first priority security interest pursuant hereto.

        7.2. INSURANCE. Borrower agrees that it will obtain and maintain insurance on the Equipment Collateral and Fixtures Collateral with such companies and in such amounts and against such risks as Lender may reasonably request, with loss payable to Lender as its interests may appear. Such insurance shall not be canceled by Borrower, unless with the prior written consent of Lender.

        7.3. GOOD TITLE; NO EXISTING ENCUMBRANCES. Borrower owns the Equipment Collateral and Fixtures Collateral free and clear of any prior security interest, lien or encumbrance, and no financing statements or other evidences of the grant of a security interest respecting the Equipment Collateral and Fixtures Collateral exist on the public records as of the date hereof other than any evidencing the Permitted Encumbrances, and other than financing statements that will be paid off and canceled of record, with proceeds of this Loan.

        7.4. RIGHT TO GRANT SECURITY INTEREST; NO FURTHER ENCUMBRANCES. Borrower has the right to grant a security interest in the Equipment Collateral and Fixtures Collateral to Lender. Borrower will pay all taxes and other charges against the Equipment Collateral and Fixtures Collateral, and will not use the Equipment Collateral and Fixtures Collateral illegally or allow the same to be encumbered, except for the security interest in favor of Lender granted herein and except for any Permitted Encumbrances. Nothing herein, however, shall prevent Borrower from leasing any Equipment required in the operation of the Facilities.

        7.5. LOCATION. As of the date hereof, the Equipment Collateral and Fixtures Collateral are located only at the Collateral Locations, and Borrower hereby covenants with Lender not to move any portion of the Equipment Collateral and Fixtures Collateral without at least thirty (30) days prior written notice to Lender; provided, however, that nothing contained herein shall be deemed to prohibit Borrower, without notice to or the consent of Lender, from transferring temporarily (for periods not to exceed thirty (30) days in any event) any Equipment Collateral and Fixtures Collateral from a Collateral Location to another location at any time or from time to time hereafter for the limited repairing, refurbishing or overhauling such equipment in the ordinary course of business.

                                  ARTICLE VIII

            REPRESENTATIONS, WARRANTIES, AND COVENANTS APPLICABLE TO
             ACCOUNTS RECEIVABLE COLLATERAL AND INVENTORY COLLATERAL

        With respect to the Inventory Collateral, Borrower hereby represents, warrants and covenants to Lender as set forth in Section 8.1 through 8.4, inclusive.

        8.1. SALE OF ACCOUNTS RECEIVABLE COLLATERAL AND INVENTORY COLLATERAL. Borrower will not sell, lease, exchange, or otherwise dispose of any of the Accounts Receivable Collateral and Inventory Collateral without the prior written consent of Lender, provided, however, that Inventory Collateral may be sold in the ordinary course of Borrower's business.

        8.2. GOOD TITLE; NO EXISTING ENCUMBRANCES. Borrower owns the Accounts Receivable Collateral and Inventory Collateral free and clear of any prior security interest, lien or encumbrance, and no financing statements or other evidence of the grant of a security interest respecting the Accounts Receivable Collateral and Inventory Collateral exist on the public records as of the date hereof other than any evidencing the Permitted Encumbrances.

        8.3. RIGHT TO GRANT SECURITY INTEREST; NO FURTHER ENCUMBRANCES. Borrower has the right to grant a security interest in the Accounts Receivable Collateral and Inventory Collateral to Lender. Borrower will pay all taxes and other charges against the Accounts Receivable Collateral and Inventory
Collateral, and will not use the Accounts Receivable Collateral and Inventory Collateral illegally or allow the same to be encumbered, except for the security interest in favor of Lender granted herein and except for any Permitted Encumbrances.

        8.4.    LOCATION.  As  of  the  date  hereof,  the  Accounts  Receivable
Collateral and Inventory Collateral are located only at the Collateral Locations, or within the boundaries of Kailua-Kona, Hawaii, and Borrower hereby covenants with Lender, except for in the ordinary course of business, not to move any portion of the Accounts Receivable Collateral and Inventory Collateral without at least thirty (30) days prior written notice to Lender. Borrower will execute and cause any other parties to execute any and all security agreements, financing statements, or other agreements requested by Lender related to any such Collateral and Collateral Locations as reasonably requested by Lender.

                                   ARTICLE IX

                     GENERAL REPRESENTATIONS AND WARRANTIES

        In order to induce Lender to enter into this Agreement, Borrower hereby represents and warrants to Lender as set forth in Sections 9.1 through 9.19, inclusive.

        9.1. PRINCIPAL BUSINESS ACTIVITY. Borrower is engaged in the business of owning and operating a microalgae growing and processing facility.

        9.2. CORPORATE EXISTENCE AND QUALIFICATION. The Borrower is organized, validly existing and in good standing under the laws of the State of Nevada and authorized to do business in Hawaii. Borrower's principal place of business, chief executive office and office where it keeps principally all of its books and records are located at the Executive Office.

        9.3. CORPORATE POWER AND AUTHORITY; VALIDITY AND BINDING EFFECT. Borrower has the power to make, deliver and perform under the Loan Documents, and Borrower has the right to borrow hereunder, and all of the foregoing parties have taken all necessary and appropriate corporate action to authorize the execution, delivery and performance of the Loan Documents. This Agreement constitutes, and the remainder of Loan Documents, when executed and delivered for value received, will constitute, the valid obligations of Borrower, legally binding upon them and enforceable against Borrower in accordance with their respective terms. The undersigned officers of Borrower are duly authorized and empowered to execute, attest and deliver this Agreement and the remainder of the Loan Documents for and on behalf of Borrower and to bind Borrower accordingly thereby.

        9.4. FINANCIAL STATEMENTS. The balance sheets and income statements of Borrower were submitted to Lender in connection herewith, copies of which are attached hereto as Exhibit "I", are true and complete and accurately and fairly represent the financial condition of the Borrower, the results of operations and the transactions in the equity accounts as of the date and for the periods referred to therein, and have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved. There are no material Liabilities, direct or indirect, fixed or contingent, as of the date of such Financial Statements that are not reflected therein or in the note thereto.

There has been no material adverse change in the financial condition, operations, or prospects of the Borrower since the date of the latest balance sheet contained in such Financial Statements. If, by the time of the Closing, the Borrower's Financial Statements are more than ninety (90) days old, the Lender may require current Financial Statements, which shall be submitted to the RD.

        9.5. PENDING MATTERS. No action or investigation is pending or threatened before or by any court or administrative agency which might result in any material adverse change in the financial condition, operations, or prospects of the Borrower, nor is the Borrower in violation of any agreement, the violation of which might reasonably be expected to have a materially adverse effect on their business or assets, nor is the Borrower in violation of any order, judgment, or decree of any court, or any statute or governmental regulation to which such Borrower is subject.

        9.6. DISCLOSURE. All information furnished or to be furnished by the Borrower to the Lender in connection with the Loan or any of the Loan Documents, is, or will be at the time the same is furnished, accurate and correct in all material respects and complete insofar as completeness may be necessary to provide the Lender a true and accurate knowledge of the subject matter. Borrower has no knowledge of any liability of any nature, whether accrued, absolute, contingent or otherwise, which singularly or in the aggregate could have a materially adverse effect upon the economic condition of Borrower or the Facility.

        9.7. TRADE NAMES. The Borrower has not changed its name or been known by any other name within the last five (5) years.

        9.8. ERISA. Borrower is in compliance with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

        9.9. PROCEEDINGS PENDING. There are no proceedings pending or, to the best of the Borrower's knowledge, threatened, to acquire any part of the Property Collateral by any power of condemnation or eminent domain, or to enjoin or similarly prevent or restrict the use of the Property or the operation of the Facility in any manner.

        9.10. COMPLIANCE WITH APPLICABLE LAWS. The Facility and the property on which it is situated comply with all applicable laws, ordinances, rules and regulations, including, without limitation, the Americans with Disabilities Act and regulations thereunder, and all laws, ordinances, rules and regulations relating to zoning, building codes, setback requirements and environmental matters.

        9.11. NO MATERIAL LITIGATION. Except as set forth on Exhibit "J" attached hereto, there are no proceedings pending or, so far as Borrower knows, threatened, before any court or administrative agency that might materially or adversely affect the financial condition or operations of Borrower.

        9.12. NO DEFAULT. Except as set forth in Exhibit "J" attached hereto, Borrower is not in default in the payment of any of its material obligations, and there exists no event, condition or act which constitutes an Event of Default as defined herein, and no condition, event, or act which with notice or lapse of time would constitute such event of default.

        9.13. TAXES. Borrower has filed or caused to be filed all tax returns required to be filed by it and has paid all taxes shown to be due and payable on said returns or on any assessments made.

        9.14. ADVERSE CONTRACTS. Except as set forth on Exhibit "K" attached hereto, Borrower is not a party to any contract or agreement, or subject to any charge, corporate restriction, judgment, decree or order which materially and adversely affects its businesses, property, assets, operations or condition, financial or otherwise.

        9.15. INSOLVENCY. After giving effect to the execution and delivery of the Loan Documents and the making of any disbursements under the Term Note, Borrower will not be "Insolvent" within the meaning of such term as defined in
Section 101(26) of the Bankruptcy Code, or be unable to pay its debts generally as such debts become due.

        9.16. TITLE. Borrower has good and marketable title to all the Collateral, subject to no material lien of any kind except as otherwise disclosed in writing to Lender, and except for the Permitted Encumbrances.

        9.17. NO VIOLATIONS. The execution, delivery and performance by Borrower of this Agreement and the other Loan Documents has been duly authorized by all necessary corporate actions, if necessary, and does not and will not require any additional consent or approval of the shareholders and directors of Borrower and will not violate any provision of any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Borrower or the charter or by-laws of Borrower, or result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Borrower is a party or by which it or its properties may be bound or affected; and Borrower is not in default under any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument, except as may be disclosed in Exhibit "J".

        9.18. RD GUARANTY COMMITMENT REPRESENTATIONS. Without limiting any of the representations, warranties, or certifications otherwise made by Borrower herein, Borrower hereby makes the warranties, representations, and certifications required of Borrower under the RD Guaranty Commitment attached hereto as Exhibit "M", which is incorporated herein by reference in its entirety.

        9.19.   CONTINUING  REPRESENTATIONS.   These  representations  shall  be
considered to have been made again at and as of the date of each advance made under the Term Note and shall be true and correct as of that date.

                                    ARTICLE X

                          GENERAL AFFIRMATIVE COVENANTS

        Borrower covenants and agrees with Lender that from and after the date hereof, and so long as the Term Loan remains outstanding, that they will comply with the covenants set forth in Sections 10.1 through 10.37, inclusive.

        10.1. PAYMENT OF LOAN/PERFORMANCE OF LOAN OBLIGATIONS. Duly and punctually pay or cause to be paid the principal and interest of the Term Note in accordance with its terms and duly and punctually pay and perform or cause to be paid or performed all Loan Obligations hereunder and under the other Loan Documents.

        10.2. MAINTENANCE OF EXISTENCE. The Borrower shall maintain in the state of its incorporation, and, in each jurisdiction in which the character of the property owned by them or in which the transaction of their business makes qualification necessary, good standing.

        10.3. USE OF PROCEEDS. Borrower will use the net proceeds of the Term Loan only for the purposes set forth in Section 4.2 in the conduct of the business in which it is presently engaged, or in which it presently proposes to engage.

        10.4. ACCRUAL AND PAYMENT OF TAXES. The Borrower, during each Fiscal Year, shall accrue all current tax liabilities of all kinds, all required withholding of income taxes of employees, all required old age and unemployment contributions, and all required payments to employee benefit plans, and pay the same when they become due.

        10.5. PAYMENT OF TAXES AND OBLIGATIONS. Borrower will pay and discharge promptly all taxes, assessments and other governmental charges and claims levied or imposed upon it or its property, or any part thereof, provided, however, that it shall have the right in good faith to contest any such taxes, assessments, charges or claims, and, pending the outcome of such contest, to delay or refuse payment thereof provided that adequate funded reserves are established by it to pay and discharge any such taxes, assessments, charges and claims. Borrower shall, on an annual basis not later than sixty (60) days after the end of each tax year, provide reasonable evidence to Lender that all income and withholding taxes have been paid.

        10.6. RECORDS RESPECTING COLLATERAL. Adequate records of Borrower with respect to the Collateral will be kept at the Executive Office (subject to being changed pursuant to Section 11.10) and will not be removed from such address without the prior written consent of Lender.

        10.7. RIGHT TO INSPECT. Lender (or any person or persons designated by it) shall, in its sole discretion, have the right to call at any place of business of Borrower at any reasonable time, and, without hindrance or delay, inspect, audit, appraise, check and make extracts from any books, records, journals, orders, receipts and any correspondence and other data relating to the Collateral and to Borrower's business or to any other transactions between the parties hereto, subject to confidentiality restrictions reasonably requested by Borrower and reasonably approved by Lender.

        10.8.   FINANCIAL AND OTHER INFORMATION.   The Borrower shall provide or
cause to be provided to Lender, the following Financial Statements and information on a continuing basis and as Lender may require from time to time:

                (a) QUARTERLY FINANCIAL STATEMENTS OF BORROWER. Within 45 days after the end of each calendar quarter the Borrower will provide the Lender with an internally prepared compilation report which, as a minimum, includes a consolidated balance sheet and profit and loss statement of the business of the

Borrower together with a statement providing an aging of accounts receivable and accounts payable, showing the status at the end of the quarter, and signed by an appropriate officer of the Borrower. The officer will comment relative to the required loan covenants being met and/or not met and any corrective action necessary or planned. The Borrower shall provide to Lender the aforementioned quarterly reports for a minimum period of thirty-six (36) months after the Closing and during the remaining life of the Loan with the only exception being that the Borrower has been current with the guaranteed loan payments for twenty-four (24) consecutive months, is maintaining a greater than 1.10 to 1 debt service coverage, and is in compliance with all other applicable RD regulations. The Borrower shall promptly from time to time as required by the Lender, submit such other information concerning the business, conditions and affairs of the Borrower, as the Lender may reasonably request. Lender will provide Borrower's quarterly financial statements to RD; however, no formal analysis or report will be prepared by Lender and provided to RD unless deemed necessary by Lender due to adverse change in Borrower's financial condition.

                (b) ANNUAL FINANCIAL STATEMENTS. Commencing at the end of the first full Fiscal Year after the date hereof, Borrower shall furnish Lender, within ninety (90) days of the end of Borrower's Fiscal Year, annual certified Financial Statements of the Borrower's affairs prepared by an independent certified public accountant satisfactory to the Lender and certified in a manner satisfactory to the Lender as accurately reflecting the condition and affairs of the business of the Borrower, which report shall contain among other matters, a balance sheet as of the end of the Borrower's Fiscal Year, a profit and loss statement showing the result of operations of the Borrower for the Fiscal Year, a reconciliation of surplus, and any applicable accountant's notes, all as prepared in accordance with GAAP and applied on a basis consistently maintained throughout the period involved. Furthermore, the independent certified public accountant will notify Lender if
                                      -31-

Borrower is not in compliance with any financial covenant contained in this Agreement, and the RD Guaranty Commitment. Borrower shall also submit to Lender such other information concerning the conditions and affairs of the business as the Lender may reasonably request.

        10.9. MAINTENANCE OF INSURANCE. In addition to and cumulative with any other requirements herein imposed on Borrower with respect to insurance, Borrower shall maintain insurance with responsible insurance companies on such of its properties and employees, in such amounts and against such risks as is customarily maintained by similar businesses operating in the same vicinity, but in any event to include loss, damage, flood, windstorm, fire, theft, extended coverage, crop insurance, workers compensation and products liability and business interruption insurance in amounts satisfactory to Lender, which such insurance shall not be canceled by Borrower unless with the prior written consent of Lender. Borrower shall file with Lender, upon its request, a detailed list of such insurance then in effect stating the names of the insurance companies, the amounts and rates of insurance, the date of expiration thereof, the properties and risks covered thereby and the insured with respect thereto, and, within thirty (30) days after notice in writing from Lender, obtain such additional insurance as Lender may reasonably request.

        10.10. CHANGE OF PRINCIPAL PLACE OF BUSINESS. Borrower hereby understands and agrees that if, at any time hereafter, Borrower elects to move its principal place of business, or if Borrower elects to change its respective name, identity or structure, Borrower will obtain Lender's approval in writing at least thirty (30) days prior thereto.

        10.11. WAIVERS. With respect to the Collateral Location, Borrower will obtain such waivers of lien, estoppel certificates or subordination agreements as Lender may reasonably require to insure the priority of its security interest in that portion of the Collateral situated at such locations.

        10.12. COMPLIANCE WITH LAWS. Borrower shall comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, including, without limitation, all applicable environmental laws and Hazardous Materials Laws and shall pay all taxes, assessments, charges, claims for labor, supplies, rent and other obligations which, if unpaid, might give rise to a Lien against the Collateral, except Liens to the extent permitted in Section 11.1 of this Agreement. The Borrower certifies that the Facility is accessible to the public in compliance with the Americans with Disabilities Act. The noncompliance with the aforesaid shall be construed to constitute a material adverse effect upon the business or credit of Borrower.

        10.13. JUNIOR FINANCING. Borrower shall not without the prior written consent of Lender incur any additional indebtedness relating to the Facility or create or permit to be created or to remain, any mortgage, pledge, lien, lease, encumbrance or charge on, or conditional sale or other title retention agreement whether prior to or subordinate to the liens of the Mortgage, with respect to the Facility, or any part thereof, or income therefrom other than the Mortgage provided for herein. The Lender acknowledges that the Mortgage only encumbers the leasehold estate and not the fee simple estate. Notwithstanding the above, Lender acknowledges that Borrower is seeking subordinated/convertible debt and agrees to reasonably cooperate with Borrower in its efforts to obtain such financing.

        10.14. BOOKS AND RECORDS. Borrower shall permit, and cause to permit, persons designated by Lender to inspect any and all of the properties and books and records of the Borrower and those books and records of the Borrower pertaining to the Facility, and to permit Lender to make copies of and to discuss the affairs of the Borrower and the Facility with officers of such parties as designated by Lender, all at such times as Lender shall request, subject to confidentiality restrictions reasonably requested by Borrower and reasonably approved by Lender.

        10.15. PAYMENT OF INDEBTEDNESS. Borrower shall duly and punctually pay or cause to be paid all Indebtedness now owing or hereafter incurred by the Borrower in accordance with the terms of such Indebtedness, except such Indebtedness owing to those other than Lender which is being contested in good faith and with respect to which any execution against collateral of the Borrower have been effectively stayed and for which reserves adequate for payment have been established.

        10.16. RECORDS OF ACCOUNTS. Borrower shall maintain all records, including records pertaining to accounts receivable of the Borrower at the chief executive offices of Borrower as set forth in this Agreement.

        10.17. NOTICE OF LOSS. Borrower shall immediately notify the Lender of any event causing a loss or depreciation in value of Borrower's assets in excess of $100,000.00 and the amount of such loss or depreciation, except Borrower shall not be required to notify Lender of depreciation in building and equipment resulting from ordinary use thereof.

        10.18. CONDUCT OF BUSINESS. Borrower shall cause the operation of the Facility to be conducted at all times in a prudent manner in compliance with applicable laws and regulations relating thereto and cause all licenses, permits, certificates, and any other agreements necessary for the use and operation of the Facility to remain in effect.

        10.19. CONDITION OF PROPERTIES. Borrower shall keep all buildings, improvements, machinery and equipment located on or used or useful in connection with the respective Facility in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needed and proper repairs, renewals, replacements, additions and improvements thereto to keep the same in good operating condition.

        10.20. INVENTORY, FIXTURES AND EQUIPMENT. Borrower shall maintain, or cause to be maintained, sufficient inventory, fixtures and equipment of types and quantities at the Facility necessary to enable the Borrower adequately to perform operations at such Facility.

        10.21. CERTIFICATE. Upon Lender's written request, furnish Lender with a certificate stating that Borrower has complied with and is in compliance with all terms, covenants and conditions of the Loan Documents and there exists no Default or Event of Default or, if such is not the case, that one or more specified events have occurred, and that the representations and warranties contained herein are true with the same effect as though made on the date of such certificate.

        10.22. SUBORDINATIONS. Borrower shall provide Lender with a subordination agreement, in a form satisfactory to Lender, from any party whom Borrower is or hereafter becomes indebted for money borrowed, subordinating its respective right of payment and claim of such indebtedness and any future advances thereon to the claims of Lender in respect of the Term Note so long as any amount remains unpaid on the Term Note.

        10.23. LITIGATION; DEFAULT CONDITIONS AND EVENTS OF DEFAULT. Upon its receipt of notice or knowledge thereof, Borrower will report to Lender: (i) any lawsuit or administrative proceeding in which Borrower is a defendant wherein the amount of damages claimed exceeds $50,000.00; or (ii) the existence and nature of any Default Condition or Event of Default hereunder.

        10.24. COSTS. Borrower shall pay or reimburse Lender for all costs and fees incurred by Lender in preparing and documenting this Agreement and the Term Loan, and all amendments and modifications thereof.

        10.25. EXECUTION OF OTHER DOCUMENTS. Borrower will, upon demand by Lender, promptly execute all such additional agreements, contracts, indentures, documents and instruments in connection with this Agreement as Lender, in its sole discretion, may reasonably consider necessary.

        10.26. LITIGATION AND ATTORNEYS FEES. Borrower will pay promptly to Lender without demand, reasonable attorneys fees and all costs and other expenses paid or incurred by Lender in collecting or compromising the Term Loan or in enforcing or exercising its rights or remedies created by, connected with or provided in this Agreement or any other agreement or instrument required by Lender in connection with the Term Loan, whether or not suit is filed.

        10.27. ARMS LENGTH TRANSACTIONS. All of the Borrower's transactions will be at arms length and competitive with any of the officers, employees, directors, or their spouses and family members that may buy, sell, or trade to it. The same will apply to any entity that they may be stockholder, director, or own any interest in, as well as a spouse or family member.

        10.28. FURTHER ASSURANCES. Borrower shall duly execute and/or deliver (or cause to be duly executed and/or delivered) to Lender any instrument, invoice, document, document of title, warehouse receipt, bill of lading, order, financial statement, assignment, waiver, consent or other writing which may be reasonably necessary to Lender to carry out the terms of this Agreement and any of the other Loan Documents and to perfect its security interest in and facilitate the collection of the Collateral, the proceeds thereof, and any other property at any time constituting security to Lender. Borrower shall perform or cause to be performed such acts as Lender may request to establish and maintain for Lender a valid and perfected security interest in and security title to the Collateral, free and clear of any liens, encumbrances or security interests other than in favor of Lender.

        10.29. DEBT TO BE BORROWER'S DEBT. All debt to be repaid from loan proceeds is debt of Borrower and not debt of any other entity.

        10.30. MINIMUM TANGIBLE BALANCE SHEET EQUITY. The Borrower shall maintain a Tangible Balance Sheet Equity, as defined in GAAP, of at least 10% at the time of the execution of this Agreement, and all times during the term hereof.

        10.31. MAXIMUM DEBT TO WORTH. The Borrower shall maintain a maximum debt to net worth ratio, as defined in GAAP, of 1.5 to 1 for the Fiscal Year end of 2000, and 1.3 to 1 for each Fiscal Year end thereafter.

        10.32. CURRENT RATIO. The Borrower shall maintain a consolidated Current Ratio of at least 1.15 to 1 for the Fiscal Year end 2000 and 1.3 to 1 for each Fiscal Year end thereafter.

        10.33. MINIMUM DEBT SERVICE COVERAGE. The Borrower shall maintain a minimum Debt Service Coverage of 1.0 to 1 for the Fiscal Year end 2001, and 1.25 to 1 for Fiscal Year end 2002 and for each Fiscal Year end thereafter.

        10.34. RD GUARANTY COMMITMENT. The Borrower agrees that it shall comply with each and every provision of that certain RD Guaranty Commitment as issued by the RD, and Borrower agrees to provide all information and certifications and any other matters to Lender that Lender deems necessary for issuance of Lender's certifications required in the RD Guaranty Commitment, attached hereto as Exhibit "M".

        10.35. EMPLOYEE REPORTS. The Borrower shall submit a report annually to the Lender and RD as of December 31, indicating the total number permanent, part-time and seasonal employees.

        10.36. PAYMENT SCHEDULE. A schedule detailing payment and amortization of the loan is attached as Exhibit "L."

        10.37. BORROWING BASE CERTIFICATE. Not later than the fifth business day of each month, the Borrower shall provide Lender with a Borrowing Base Certificate computed as of the last business day of the immediately preceding month, signed by the President or the chief financial officer of the Borrower. At all times, the Total Borrowing Base must be greater than or equal to $1,300,000.00. The Total Borrowing Base shall be determined based on the following definitions and formula in the reasonable discretion of the Lender:

        "Eligible Inventory" shall mean and include the Inventory, excluding work in process, valued at the lower of cost or market value, determined on a first-in- first-out basis, which is not, in Lender's opinion, obsolete, slow moving or unmerchantable and which Lender, in its sole discretion, shall not deem ineligible Inventory, based on such considerations as Lender may from time to time deem appropriate including, without limitation, whether the Inventory is subject to a perfected, first priority security interest in favor of Lender and whether the Inventory conforms to all standards imposed by any governmental agency, division or department thereof which has regulatory authority over such goods or the use or sale thereof. Eligible Inventory shall include all Inventory in-transit for which title has passed to the Borrower, as the case may be, which is insured to the full value thereof and for which Lender shall have in its possession (a) all negotiable bills of lading properly endorsed and (b) all non-negotiable bills of lading issued in Lender's name.

        "Eligible Receivables" shall mean and include each Receivable of Borrower arising in the ordinary course of its respective business and which Lender, in its sole credit judgment, shall deem to be an Eligible Receivable, based on such considerations as Lender may from time to time deem appropriate. A receivable shall not be deemed eligible unless such receivable is subject to Lender's first priority perfected security interest and to no other lien (other than Permitted Encumbrances), and is evidenced by an invoice or other documentary evidence satisfactory to the Lender. In addition, no receivable shall be an Eligible Receivable if:
                (a) it arises out of a sale made by Borrower to an affiliate of such entity or to a Person controlled by an affiliate of such entity;

                (b) it is due or unpaid more than ninety (90) days after the original invoice date, provided, however, that certain Receivables which remain due or unpaid up to one hundred fifty
                (150) days after the original invoice date, may in the Lender's sole discretion be included as "Eligible Receivables";

                (c) fifty percent (50%) or more of the Receivables from any customer are not deemed Eligible Receivables hereunder; provided, however, that such percentage may, in Lender's sole discretion, be increased or decreased from time to time;

                (d)     any  covenant,  representation  or warranty contained in
                this   Agreement  with  respect  to  such  Receivable  has  been
                breached;

                (e) the customer shall (i) apply for, suffer, or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or call a meeting of its creditors, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, any petition which is filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing;

                (f) the sale is to a customer outside the United States of America and Canada, unless the sale is on letter of credit, guaranty or acceptance terms, or the customer has a payment history acceptable to Lender over the three (3) years immediately preceding the date of the Borrowing Base Certificate, in each case acceptable to Lender in its sole discretion;

                (g) the sale to the customer is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;

                (h)     the   Lender   believes,  in  its  sole  judgment,  that
                collection of such Receivable is insecure or that such Receivable may not be paid by reason of the customer's financial inability to pay;

                (i) the customer is the United States of America, any state or any department, agency or instrumentality of any of them, unless the Borrower assigns its right to payment of such Receivable to Lender pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 3727 et seq. and 41 U.S.C. Sub-Section 15 et seq.), or any successor statute or regulation, or has otherwise complied with other applicable statutes or ordinances;

                (j) the goods giving rise to such Receivable have not been shipped to the customer or the services giving rise to such Receivable have not been performed by the Borrower or the Receivable otherwise does not represent a final sale;

                (k) the Receivables of the customer exceed a credit limit determined by Lender, in its sole discretion, to the extent such Receivable exceeds such limit;

                (l) the Receivable is subject to any offset, deduction, defense, dispute, or counterclaim, the customer is also a creditor or supplier of the Borrower or the Receivable is contingent in any respect or for any reason;

                (m) the Borrower has made any agreement with any customer for any deduction therefrom, except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

                (n) any return, rejection or repossession of the merchandise has occurred or the rendition of services has been disputed;

                (o) such Receivable is not payable to the Borrower or any wholly owned subsidiary of the Borrower; or

                (p) such Receivable is not otherwise satisfactory to Lender as determined in good faith by Lender in the exercise of its discretion in a reasonable manner.

        "Inventory" shall mean and include the Inventory  Collateral  defined in
         Section 1.1 hereof.

        "Inventory Advance Rate" shall mean fifty percent (50%).

        "Receivables"  or  "Receivable"  shall  mean and  include  the  Accounts
         Receivable Collateral defined in Section 1.1 hereof.

        "Receivables Advance Rate" shall mean seventy five percent (75%).

        The Total Borrowing Base shall be determined according to the formula in the following table:

        Asset $ (a)                     Advance Rate % (b)                      Borrowing Base $
        -----------------               ------------------                      ---------------------------
        Accounts Receivable

        Minus:

        Ineligible Accounts
        Receivable

        (c) Eligible Accounts           75%                                     = (a) x (b)
        Receivable


        Inventory

        Minus:

        Ineligible Inventory

        (d) Eligible Inventory          50%                                     = (a) x (b)

        (e) Maintenance                 N/A                                     = (e)
        Reserve Account
        Balance


        Total Borrowing Base                                                    = c + d + e

                                   ARTICLE XI

                               NEGATIVE COVENANTS

        Borrower covenants and agrees with Lender that from and after the date hereof and so long as any amount remains unpaid on the Term Loan, it will not, without the prior written consent of Lender, do any of the things or acts set forth in Sections 11.1 through 11.17, inclusive, as provided therein.

        11.1. NO ENCUMBRANCES. Borrower will not create, incur, assume, or suffer to exist any deed to secure debt, mortgage, deed of trust, pledge, assignment, lien, charge, encumbrance on, or security interest or security title of any kind on the Land and/or Collateral described in Section 5.1 of this Term Loan Agreement or on any of their personal property except for: (i) liens for taxes not yet due or being contested as permitted by this Agreement; (ii) liens at any time existing in favor of the Lender; (iii) any Permitted Encumbrances;
(iv) inchoate Liens arising by operation of law for the purchase of labor, services, materials, equipment or supplies, provided payment shall not be delinquent and, if such Lien is a lien upon the Collateral, which Lien is fully subordinate to the applicable Deed, Mortgage and/or Security Agreement covering such Collateral, is disclosed to Lender and is being contested by the Borrower in good faith and Borrower is diligently pursuing such contest to completion, and adequate reserves, as determined by Lender, are being maintained therefore; and (v) liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for money borrowed or for credit received in respect of property acquired) entered into the ordinary course of business as presently conducted or to secure obligations for surety or appeal bonds.

        11.2. DIVIDENDS/BONUSES. The Borrower will not, without Lender's prior written consent, make any bonuses to any officers of the Borrower or declare or pay any dividends on its own common stock, or authorize or make any other distribution with respect to any of its stock now or hereafter outstanding. Notwithstanding the foregoing, the Borrower shall be permitted to pay dividends or bonuses provided that the Borrower has been current on the Term Loan for twelve (12) consecutive months, an after-tax profit was made in the preceding Fiscal Year, all of the Borrower's debts are paid to a current status, the business of the Borrower is maintaining a greater than 1.10 to Cash Flow to Debt Service Ratio, the Borrower is still in compliance with all other loan conditions and regulations of the RD, and prior written consent of the Lender is obtained. After the Lender has determined that all of the above parameters have been met and a deduction has been made for any accounts payable, such cash dividends or bonuses to officers of the Borrower, will not exceed 50% of net earnings of the Borrower.

        11.3. MERGER, SALE, ASSIGNMENTS, ETC. The Borrower will not liquidate or dissolve or otherwise terminate its legal status or enter into any consolidation, merger, partnership, reorganization or other combination, or convey, or sell, assign, lease or otherwise dispose of all or the greater part of its assets or businesses (now owned or hereafter acquired) (whether in one transaction or in a series of transactions), or permit the Borrower to sell, assign, lease or otherwise dispose of, all or the greater part of the assets or business of another, or made any substantial change in the basic type of business conducted by it as of the date hereof, without the prior written consent of the Lender, which may be granted or refused by Lender in Lender's sole discretion.

        11.4. DISPOSITION OF ASSETS. The Borrower will not sell, lease, transfer or otherwise dispose of Collateral, unless any such disposition shall be in the ordinary course of business for a full and fair consideration, which in no event shall include a transfer for full or partial satisfaction of a preexisting debt.

        11.5. CHANGE IN BUSINESS. The Borrower will not make any material change in the nature of its business as it is being conducted as of the date hereof, without the prior consent of the Lender, which will not be unreasonably withheld.

        11.6. CHANGES IN ACCOUNTING. The Borrower will not change its methods of accounting, unless such change is permitted by GAAP, and provided such change does not have the effect of curing or preventing what would otherwise be an Event of Default or default had such change not taken place.

        11.7. ERISA FUNDING AND TERMINATION. The Borrower will not permit (a) the funding requirements of ERISA with respect to any employee plan to be less than the minimum required by ERISA at any time, or (b) any employee plan to be subject to involuntary termination proceedings at any time.

        11.8. TRANSACTIONS WITH AFFILIATES. The Borrower will not enter into any transaction with any Person affiliated with such Borrower other than in the ordinary course of its business and on fair and reasonable terms no less favorable to such Borrower than those they would obtain in a comparable arms-length transaction with a Person not an affiliate.

        11.9. CHANGE OF USE. The Borrower will not alter or change the use of the Facility or enter into any lease or management agreement for the Facility other than the leases and management agreements in place as of the date of this Agreement, unless Borrower first notifies Lender and provides Lender a copy of the proposed lease or management agreement, obtains Lender's written consent and obtains and provides Lender with a subordination agreement in form satisfactory to Lender from such lessee or manager subordinating to all rights of Lender.

        11.10. PLACE OF BUSINESS. The Borrower will not change its chief executive offices or open any new place of business without first giving Lender at least thirty (30) days prior written notice thereof and promptly providing Lender such information as Lender may request in connection therewith.

        11.11. NO ADVANCES. The Borrower shall not, during the life of the Term Loan, make any advances or loans to any officer, owner, stockholder, director and/or affiliate of the Borrower, during this Term Loan, without Lender's prior written consent.

        11.12. NO INCREASE IN THE BORROWER'S COMPENSATION. The Borrower will not increase the salaries and compensations of officers and owners of the Borrower unless the Borrower has been current with the Term Loan payments for twelve (12) consecutive months, an after-tax profit was made in the preceding Fiscal Year, all of the Borrower's debts are paid to a current status, the business is maintaining a minimum 1.10 to 1 Cash Flow to Debt Service Coverage after the Closing, and the Borrower is in compliance with all loan conditions.

        11.13.  [Reserved.]

        11.14. NO SALE OR DISPOSITION OF BUSINESS COLLATERAL. The Borrower will not sell or otherwise dispose of collateral described in Section 5.1 of this Agreement, other than as permitted herein and by RD regulations.

        11.15. CHANGE OF OWNERSHIP. The Borrower will not materially change the ownership of the Borrower such that the change would result in a change of control of the Borrower, without obtaining the Lender and RD's consent and without complying with all applicable RD regulations.

        11.16. PURCHASE OF FIXED ASSETS. The Borrower shall not make purchases of fixed assets in excess of $500,000.00 annually, without the prior written consent of the Lender. This prohibition does not apply upon the Borrower purchasing machinery and equipment being replaced due to depreciation or obsolescence.

        11.17. LIABILITIES OF THIRD PARTIES. Borrower will refrain from assuming any liabilities or obligations of any third parties, including but not limited to, the officers or directors of the Borrower. The Borrower will refrain from co-signing or endorsing liabilities or obligations or indebtedness of other persons or entities during the life of this Term Loan. Also, the Borrower will not obligate itself without approval of the Lender for liabilities of other persons or entities in excess of $100,000.00 outside of the normal course of business.

                                   ARTICLE XII

                                EVENTS OF DEFAULT

        The occurrence of any events or conditions described in Sections 12.1 through 12.8 shall constitute an Event of Default hereunder, provided that the requirements for the giving of notice and the lapse of time provided for in
Section 12.8 have been satisfied.

        12.1. TERM NOTE. Borrower shall fail to make any payments of principal of or interest on the Term Note when due and not cure same within ten (10) days of the occurrence of the default.

        12.2. MISREPRESENTATIONS. Any certificate, statement, representation, warranty or audit heretofore or hereafter furnished by or on behalf of the Borrower, pursuant to or in connection with this Agreement or otherwise (including, without limitation, representations and warranties contained herein or in any Loan Documents) or as an inducement to Lender to extend any credit to or to enter into this or any other agreement with the Borrower, in connection with this Term Loan, proves to have been false in any material respect at the time when the facts therein set forth were stated or certified, or proves to have omitted any substantial contingent or unliquidated liability or claim against the Borrower, or on the date of execution of this Agreement there shall have been any material adverse change in any of the facts previously disclosed by any such certificate, statement,
                                      -45-
representation, warranty or audit, which change shall not have been disclosed to Lender in writing at or prior to the time of such execution.

        12.3. COVENANTS. Borrower shall fail to perform, keep or observe any other term, provision, condition covenant, undertaking, warranty or representation contained in this Agreement or in the other Loan Documents, which is required to be performed, kept or observed and such failure is not cured to Lender's satisfaction within thirty (30) days after Lender gives Borrower written notice identifying such failure; or any Event of Default as defined in any other Loan Document occurs.

        12.4. OTHER DEBTS. Borrower shall default on any other agreement, document or instrument to which Borrower is a party, which default shall cause a material adverse effect on the businesses of Borrower, the value of the Collateral, or Lender's interest therein. Nutrex or any other wholly owned subsidiary of the Borrower shall default in any agreement, document, instrument, loan, or obligation owed to Borrower.

        12.5. VOLUNTARY BANKRUPTCY. Borrower shall file a voluntary petition in bankruptcy or a voluntary petition or answer seeking liquidation, reorganization, arrangement, re-adjustment of its debts, or for any other relief under the Bankruptcy Code, or under any other act or law pertaining to insolvency or debtor relief, whether state, Federal, or foreign, now or hereafter existing; Borrower shall enter into any agreement indicating its consent to, approval of, or acquiescence in, any such petition or proceeding; Borrower shall apply for or permit the appointment by consent or acquiescence of a receiver, custodian or trustee of Borrower for all or a substantial part of its property; Borrower shall make an assignment for the benefit of creditors; or Borrower shall be unable or shall fail to pay its debts generally as such debts become due, or Borrower shall admit, in writing, its inability or failure to pay debts generally as such debts become due.

        12.6. INVOLUNTARY BANKRUPTCY. There shall have been filed against Borrower an involuntary petition in bankruptcy or seeking liquidation, reorganization, arrangement, readjustment of debts or any other relief under the Bankruptcy Code, or under any other act or law pertaining to insolvency or debtor relief, whether State, Federal or foreign, now or hereafter existing, and such petition is not dismissed within sixty (60) days after the entry of filing thereof; Borrower shall suffer or permit the involuntary appointment of a receiver, custodian or trustee of Borrower for all or a substantial part of its property and such appointment is not dismissed within sixty (60) days after such appointment was first made; or Borrower shall suffer or permit the issuance of a warrant of attachment, execution or similar process against all or any substantial part of the property of Borrower and the same is not dismissed within sixty (60) days of the application thereof.

        12.7. RD GUARANTEE. The RD Guarantee shall be voided, repudiated, or breached.

        12.8. RIGHT OF CURE. Any provision of this Agreement to the contrary notwithstanding, Lender shall not exercise any of its remedies for any Event of Default hereunder (including, without limitation, the right to acceleration of the balance of the indebtedness evidenced by the Term Note) until the thirtieth
(30th) day after written notice from Lender to Borrower of said Event of Default or, in the Event of Default under Section 12.1 hereinabove, the tenth (10th) day after written notice. Written notice shall specify the nature of all such Events of Default and will be provided according to Section 14.8 herein below. If Borrower has not cured all such Events of Default after receipt of such notice, and the expiration of all cure periods, Lender shall be empowered to exercise all of its remedies under this Agreement. Lender is only required to provide the Borrower three (3) written default notices in any given calendar year.

        Notwithstanding anything in the foregoing Article, all requirements of notice shall be deemed eliminated if Lender is prevented from giving such notice by bankruptcy or other applicable law. The cure period, if any, shall then run from the occurrence of the event or condition of Default rather than from the date of notice.

                                  ARTICLE XIII

                                    REMEDIES

        Upon the occurrence or existence of any Event of Default, or at any time thereafter, without prejudice to the rights of Lender to enforce its claims against Borrower for damages for failure by Borrower to fulfill any of its obligations hereunder, subject only to prior receipt by Lender of payment in full of the Term Loan in a form acceptable to Lender, Lender shall have all of the rights and remedies described in Sections 13.1 through 13.4, inclusive, and it may exercise any one, more, or all of such remedies, in its sole discretion, without thereby waiving any of the others.

        13.1.   ACCELERATION OF THE TERM LOAN. Lender, at its option, subject to
Section 14.7, may declare the Term Loan to be immediately due and payable, whereupon the same shall become immediately due and payable without presentment, demand, protest, notice of nonpayment or any other notice required by law relative thereto, all of which are hereby expressly waived by Borrower. Anything contained herein to the contrary notwithstanding and, in connection therewith, if Lender so elects, by further written notice to Borrower, Lender may increase the rate of interest charged on the Term Note then outstanding by an amount not to exceed the Default Rate until any and all monies advanced under the Term Note plus any and all interest accrued thereon is paid in full.

        13.2. REMEDIES OF A SECURED PARTY. As it relates to the personal property collateral defined herein, Lender shall thereupon have the rights and remedies of a secured party under the UCC in effect on the date thereof (regardless of whether the same has been enacted in the jurisdiction where the rights or remedies are asserted), including, without limitation, the right to take possession of any of the Collateral, subject to the UCC, or the proceeds thereof, to sell or otherwise dispose of the same, and to apply the proceeds therefrom to the Term Loan in such order and manner as Lender, in its sole discretion, may elect. Lender shall give Borrower written notice of the time and place of any public sale of the Collateral or the time after which any other intended disposition thereof is to be made. The requirement of sending reasonable notice shall be met if such notice is given to Borrower pursuant to Section 14.8 at least five (5) days before such disposition. Expenses of retaking, holding, insuring, preserving, protecting, preparing for sale or selling or the like with respect to the Collateral shall include, in any event, reasonable attorneys fees and other legally recoverable collection expenses, all of which shall constitute obligations of Borrower.

        13.3. REPOSSESSION OF THE COLLATERAL. As it relates to the personal property collateral defined herein, Lender may take the Collateral or any portion thereof into its possession, by such means (without breach of the peace) and through agents or otherwise as it may elect (and, in connection therewith, demand that Borrower assemble the Collateral at a place or places and in such manner as Lender shall prescribe), and sell, lease or otherwise dispose of the Collateral or any portion thereof in its then condition or following any commercially reasonable preparation or processing, which disposition may be by public or private proceedings, by one or more contracts, as a unit or in parcels, at any time and place and on any terms, so long as the same are commercially reasonable.

        13.4. OTHER AND ADDITIONAL REMEDIES. In addition to the rights and remedies of a secured party under the laws of the State of Hawaii and the rights and remedies granted in this Agreement, Lender shall have all of the rights and remedies set forth in the Mortgage, the Security Agreement, the Assignment and Pledge of Maintenance Reserve Account, and in all of the other Loan Documents, which rights and remedies may be exercised successively or concurrently.

                                   ARTICLE XIV

                                  MISCELLANEOUS

        14.1. WAIVER. No remedy conferred upon, or reserved to, the Lender in this Agreement or any of the other Loan Documents is intended to be exclusive of any other remedy or remedies, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing in law or in equity. Exercise or omission to exercise any right of the Lender shall not affect any subsequent right of Lender to exercise the same. No course of dealing between Borrower and Lender or any delay on the Lender's part in exercising any rights shall operate as a waiver of any of the Lender's rights. No waiver of any Default under this Agreement or any of the other Loan Documents shall extend to or shall affect any subsequent or other then existing Default or shall impair any rights, remedies or powers of Lender. Except for any defense which would constitute a compulsory counterclaim, Borrower hereby agrees that any and all causes of action and claims which it may ever have against the Lender shall not be raised by Borrower as a defense or counterclaim in any suit or proceeding brought by Lender against it for collection of the Loan Obligations or enforcement of this Agreement, but shall instead be brought, if at all, by a separate suit or proceeding.

        14.2. COSTS AND EXPENSES. Borrower will bear all taxes, fees and reasonable expenses (including reasonable fees and expenses of counsel for Lender) in connection with the preparation of this Agreement and the other Loan Documents, and in connection with any modifications thereto and the recording of any of the Loan Documents. If, at any time, a Default occurs or Lender becomes a party to any suit or proceeding in order to protect its interests or priority in any collateral for any of the Loan Obligations or its rights under this Agreement or any of the Loan Documents, or if Lender is made a party to any suit or proceeding by virtue of the Term Loan, this Agreement or any collateral for any Loan Obligations and as a result of any of the foregoing, the Lender employs counsel to advise or provide other representation with respect to this Agreement, or to collect the balance of the Loan Obligations, or to take any action in or with respect to any suit or proceeding relating to this Agreement, any of the other Loan Documents, any collateral for any of the Loan Obligations, or to protect, collect, or liquidate any of the security for the Loan Obligations, or attempt to enforce any security interest or lien granted to the Lender by any of the Loan Documents, then in any such events, all of the reasonable attorney's fees arising from such services, including fees on appeal and in any bankruptcy proceedings, and any reasonable expenses, costs and charges relating thereto shall constitute additional obligations of Borrower to the Lender payable on demand of the Lender. Without limiting the foregoing, Borrower shall pay or reimburse the Lender for all recording and filing fees, revenue or documentary stamps or taxes, intangibles taxes, and other expenses and charges payable in connection with this Agreement, any of the Loan Documents, the Loan Obligations, or the filing of any financing statements or other instruments required to effectuate the purposes of this Agreement.

        14.3. PERFORMANCE OF LENDER. At its option, upon Borrower's failure to do so, the Lender may make any payment or do any act on the Borrower's behalf that the Borrower or others are required to do to remain in compliance with this Agreement or any of the other Loan Documents, and Borrower agrees to reimburse the Lender, on demand, for any payment made or expense reasonably incurred by Lender pursuant to the foregoing authorization, including, without limitation, reasonable attorneys' fees.

        14.4. HEADINGS. The headings of the Sections of this Agreement are for convenience of reference only, are not to be considered a part hereof, and shall not limit or otherwise affect any of the terms hereof.

        14.5. SURVIVAL OF COVENANTS. All covenants, agreements, representations and warranties made herein and in certificates or reports delivered pursuant hereto shall be deemed to have been material and relied on by Lender, notwithstanding any investigation made by or on behalf of Lender, and shall survive the execution and delivery to Lender of the Term Note and this Agreement.

        14.6. NO ASSIGNMENT BY BORROWER. No assignment hereof shall be made by Borrower without the prior written consent of Lender.

        14.7. SEVERABILITY. If any provision of any of the Loan Documents or the application thereof to any party thereto shall be invalid or unenforceable to any extent, the remainder of such Loan Documents and the application of such provisions to any other party thereto shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

        14.8. NOTICES. Any and all notices, elections, demands, requests and responses thereto permitted or required to be given under this Agreement shall be in writing, signed by or on behalf of the party giving the same, and shall be deemed to have been properly given and shall be effective upon being personally delivered, or upon being deposited in the United States mail, postage prepaid, certified with return receipt requested, or upon being deposited with an overnight commercial delivery service requiring proof of delivery, to the other party or parties at the address of such other party or parties set forth below or at such other address within the continental United States as such other party or parties may designate by notice specifically designated as a notice of change of address and given in accordance herewith; provided, however, that the period in which a response to any such notice, election, demand or request must be given shall commence on the date of receipt thereof; and provided further that no notice of change of address shall be effective until the date of receipt thereof. Personal delivery to a party or to any officer, partner, agent or employee
                                      -52-
of such party at said address shall constitute receipt. Rejection or other refusal to accept or inability to deliver because of changed address of which no notice, election, demand, request or response, if given to Lender, shall be addressed as follows:

                               B & I LENDING, LLC
                               3353 Peachtree Road
                               North Tower, Suite 1130
                               Atlanta, Georgia 30326
                               Attn:  Patrick J. Tracy

with a copy to:
                               LAWSON, DAVIS, PICKREN & SEYDEL
                               2500 Marquis Two Tower
                               285 Peachtree Center Avenue, N.E.
                               Atlanta, Georgia 30303
                               Attn:  REID H. HARBIN, ESQ.

and, if given to Borrower, shall be addressed as follows:

                               CYANOTECH CORPORATION
                               73-4460 Queen Kaahumanu Highway, Suite 102
                               Kailua-Kona, Hawaii 96740
                               Attn:  Ronald P. Scott

        14.9. BENEFITS. All of the terms and provisions of this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. No Person other than Borrower or Lender shall be entitled to rely upon this Agreement or be entitled to the benefits of this Agreement.

        14.10. PARTICIPATION. Borrower acknowledges that Lender may, at its option, sell participation interests in the Term Loan to other participating banks. Borrower agrees with each present and future participant in the Term Loan that if an Event of Default should occur, each present and future participant shall have all of the rights and remedies of Lender with respect to any deposit due from any participant agreement with Lender, and the execution by the Borrower of this Agreement, regardless of the order of execution by the Borrower of this Agreement, regardless of the order of execution, shall evidence an agreement between the Borrower and said participant in accordance with the terms of this Section. The Lender will maintain a minimum of five (5%) percent of the unguaranteed portion of the total loan amount of the Term Loan. The remaining unguaranteed portion can only be sold through participation with other lenders and no part of the guaranteed or unguaranteed loan can be sold to the applicant or anyone having an interest in the applicant.

        14.11. SUPERSEDES PRIOR AGREEMENTS; COUNTERPARTS. This Agreement and the instruments referred to herein supersede and incorporate all representations, promises, and statements, oral or written, made by Lender in connection with the Term Loan. This Agreement may not be varied, altered, or amended except by a written instrument executed by an authorized officer of the Lender and the RD. This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but such counterparts shall together constitute one and the same instrument.

        14.12. TIME OF THE ESSENCE. Time is of the essence in this Agreement and the other Loan Documents.

        14.13. INTERPRETATION. No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

        14.14. LENDER NOT A JOINT VENTURER. Neither this Agreement nor any agreements, instruments, documents or transactions contemplated hereby (including the Loan Documents) shall in any respect be interpreted, deemed or construed as making Lender a partner or joint venturer with Borrower or as creating any similar relationship or entity, and Borrower agrees that it will not make any contrary assertion, contention, claim or counterclaim in any action, suit or other legal proceeding involving Lender.

        14.15. JURISDICTION. Borrower agrees that any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of Georgia in Fulton County or in the courts of the State of Hawaii, all as Lender may elect. By execution of this Agreement, Borrower submits to each such jurisdiction, hereby expressly waiving whatever rights may correspond to it by reason of its present or future domicile. Nothing herein shall affect the right of Lender to commence legal proceedings or otherwise proceed against Borrower in any other jurisdiction or to serve process in any manner permitted or required by law.

        14.16. ACCEPTANCE. This Agreement, together with the other Loan Documents, shall not become effective unless and until delivered to Lender at its office located at 3353 Peachtree Road, North Tower, Suite 1130, Atlanta, Georgia 30326 and accepted in writing by Lender thereafter at such office as evidenced by its execution hereof (notice of which delivery and acceptance are hereby waived by Borrower).

        14.17. PAYMENT ON NON-BUSINESS DAYS. Whenever any payment to be made hereunder or under the Term Note shall be stated to be due on a Saturday, Sunday or a public holiday, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest hereunder or under the Term Note.

        14.18. WAIVER OF RIGHTS. Borrower hereby waives all rights which it has or may have regarding, without limitation, the right to notice and to a judicial hearing prior to seizure of any Collateral by Lender. In addition, Borrower waives any right which it has or may have under UCC Section 9-404(1) to have Lender file UCC termination statements with respect to the Collateral, or any part thereof, and Borrower further agrees that Lender shall not be required to file such UCC termination statements unless and until the Term Note has been paid in full; provided, however, that after such event, Lender will file UCC termination statements promptly upon request by Borrower.

        14.19. CURE OF DEFAULTS BY LENDER. If, hereafter, Borrower defaults in the performance of any duty or obligation to Lender hereunder, Lender may, at its option, but without obligation, cure such default and any costs, fees and expenses incurred by Lender in connection therewith including, without limitation, for the purchase of insurance, the payment of taxes and the removal or settlement of liens and claims, shall be deemed to be advances against the Term Note, whether or not this creates an over-advance thereunder, and shall be payable in accordance with its terms.

        14.20. ATTORNEY-IN-FACT. Borrower hereby designates, appoints and empowers Lender irrevocably as its attorney-in-fact, at Borrower's cost and expense, to do in the name of Borrower any and all actions which Lender may deem necessary or advisable to carry out the terms hereof upon the failure, refusal or inability of Borrower to do so and Borrower hereby agrees to indemnify and hold Lender harmless from any costs, damages, expenses or liabilities arising against or incurred by Lender in connection therewith. Without limitation, Borrower specifically authorizes all federal, state and municipal authorities to furnish reports of examinations, records and other information relating to the affairs of Borrower to Lender upon Lender's request.

        14.21. PREPAYMENT PREMIUM. The principal balance of this Term Note may be prepaid in whole or in part at any time provided that in each instance (a) the Borrower shall give at least thirty (30) days prior written notice of such prepayment to Lender; (b) the Borrower shall pay to the Lender, contemporaneously with such prepayment, a prepayment premium in an amount equal to seven percent (7%) of the outstanding principal balance of the Term Loan, if prepaid during the first year of the Term Loan; the Borrower shall pay to the Lender, contemporaneously with such
                                      -56-
prepayment, a prepayment premium in an amount equal to six percent (6%) of the outstanding principal balance of the Term Loan, if prepaid during the second year of the Term Loan; the Borrower shall pay to the Lender, contemporaneously with such prepayment, a prepayment premium in an amount equal to five percent (5%) of the outstanding principal balance of the Term Loan, if prepaid during the third year of the Term Loan; the Borrower shall pay to the Lender, contemporaneously with such prepayment, a prepayment premium in an amount equal to four percent (4%) of the outstanding principal balance of the Term Loan, if prepaid during the fourth year of the Term Loan; the Borrower shall pay to the Lender, contemporaneously with such prepayment a prepayment premium in an amount equal to three percent (3%) of the outstanding principal balance of the Term Loan, if prepaid during the fifth year of the Term Loan; the Borrower shall pay to the Lender, contemporaneously with such prepayment a prepayment premium in an amount equal to two percent (2%) of the outstanding principal balance of the Term Loan, if prepaid during the sixth year of the Term Loan; the Borrower shall pay to the Lender, contemporaneously with such prepayment a prepayment premium in an amount equal to one percent (1%) of the outstanding principal balance of the Term Loan, if prepaid during the seventh year of the Term Loan; and (c) no prepayment premium is due for the balance of the term of the Term Loan. In the event the business is sold as a going concern or if same is acquired, the prepayment penalty shall be as follows: three percent (3%) of the outstanding principal balance of the Term Loan, if prepaid during the first year of the Term Loan; two percent (2%) of the outstanding principal balance of the Term Loan, if prepaid during the second year of the Term Loan; one percent (1%) of the outstanding principal balance of the Term Loan, if prepaid during the third, fourth, fifth, sixth or seventh year of the Term Loan.

        In the event the business is sold or acquired, Lender shall also receive common shares of stock of the Corporation, which may be unregistered shares, equal to four percent (4%) of the outstanding principal balance of the Term Loan in year one if prepaid in year one; four percent (4%) of the outstanding principal balance of the loan in year two if prepaid in year two; four percent (4%) of the outstanding principal balance of the loan in year three if prepaid in year three; three percent (3%) of the outstanding principal balance of the loan in year four if prepaid in year four; two percent (2%) of the outstanding principal balance of the loan in year five if prepaid in year five and one percent (1%) of the outstanding principal balance of the loan in year six if prepaid in year six at the lesser of: (a) the per share book value at the time of the USDA RD Loan closing, or (b) the per share book value at the time of sale or acquisition of the business.

        Should the Borrower elect to refinance this loan, Lender shall have the first right of refusal to match any refinancing proposals. In the event that Lender elects to do so, Lender will waive the prepayment premium as applicable.

        14.22. FORCE MAJEURE. Borrower agrees that Lender will not be responsible for any loss or damage due to delays or failures to perform that result from circumstances beyond Lender's control (such as telecommunication or electrical outages and malfunctions, postal strikes or delays, computer system failures (e.g., Year 2000) or natural disasters.

        14.23. ASSUMPTION. It is the express intent of Borrower and Lender that this shall be a fully-assumable Loan. Accordingly, Lender covenants and agrees that this Loan shall be fully assumable by a third party, upon Borrower's receipt of Lender's prior written consent, which consent shall not be unreasonably withheld; provided, that such third party's net worth and credit shall be equal to or greater than the net worth and credit of Borrower at the time the Borrower made application to the Lender for the Loan herein, and that Lender shall be in receipt of any proposed third party's application on Lender's form and the financial statements of such third party along with the payment of an assumption fee equal to one percent (1%) of the outstanding principal balance of the Loan at the time of the assumption. The foregoing is subject to the Loan being current, and no Event of Default remaining uncured and that the third party execute a formal assumption agreement, in form and substance satisfactory to the Lender. Said assumption by any such third party shall not relieve the Borrower from any liability or obligation under the Loan.

        14.24. CONFLICTS. In the event of any conflict between this Agreement and the RD Guaranty Commitment, the RD Guaranty Commitment shall control.

        14.25. SERVICING FEE. The Lender shall charge a one percent (1%) annual servicing fee equal to one percent (1%) of the outstanding balance of the Term Loan for the monitoring and servicing of the accounts receivable, inventory and Borrowing Base Certificate, which shall be assessed on the Closing Date and each year on the same date thereafter.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, Borrower and Lender each have set their hands and seals, as of the day and year first above written.

                                        BORROWER:

                                        CYANOTECH CORPORATION


                                        BY: /s/Gerald R. Cysewski
----------------------                      ----------------------
Witness                                     GERALD R. CYSEWSKI, President

                                        ATTEST: /s/ Ronald P. Scott
                                                ----------------------
                                                RONALD P. SCOTT, Secretary

                                                      [CORPORATE SEAL]


                                        LENDER:

                                        B & I LENDING, LLC


                                        BY:
----------------------                      ----------------------
Witness

                                        TITLE: Senior Vice President


                                TABLE OF EXHIBITS


EXHIBIT                 DESCRIPTION OF EXHIBIT                                       SECTION
-------                 ----------------------                                       -------


A                       Facility/Land                                                1.1

B                       Collateral Locations                                         1.1

C                       Permitted Encumbrances                                       1.1

D                       Term Note                                                    1.1

E                       Board Resolutions                                            3.2

F                       Borrower's Opinion of Counsel                                3.8

G                       Real Property Mortgage; Security Agreement;
                          Assignment of Rents; and Financing Statement               5.2

H                       Security Agreement                                           5.2

H-1                     Assignment and Pledge of Maintenance                         5.2
                        Reserve Account

I                       Financial Statements                                         9.4

J                       Material Litigation                                          9.11

K                       Adverse Contracts                                            9.14

L                       Payment Schedule                                             1.1

M                       RD Guaranty Commitment                                       1.1
